Exhibit 10.4

Grant No.:

FIELDSTONE INVESTMENT CORPORATION EQUITY INCENTIVE PLAN

RESTRICTED STOCK AGREEMENT

        Fieldstone Investment Corporation (the "Company") hereby grants shares of its common stock (the "Stock") to the Grantee named below, subject to the vesting conditions set forth in the attachment. Additional terms and conditions of the grant are set forth in this cover sheet, in the attachment and in the Company's Equity Incentive Plan (the "Plan").

Grant Date: ____________________, 200__

Name of Optionee: ____________________________________ State of Residence: ____________

Optionee's Social Security Number: ________-________-________

Number of Shares Covered by Option: ___________________________

Purchase Price per Share of Stock: $_______.___

Vesting Schedule: Vesting Date                Number of Shares

        By signing this cover sheet, you agree to all of the terms and conditions described in the attached Agreement and in the Plan, a copy of which is also attached. You acknowledge that you have carefully reviewed the Plan, and agree that the Plan will control in the event any provision of this Agreement should appear to be inconsistent.

Optionee:
(Signature)
Company:
(Signature)
Title:

Attachment

This is not a stock certificate or a negotiable instrument.

FIELDSTONE INVESTMENT CORPORATION EQUITY INCENTIVE PLAN

RESTRICTED STOCK AGREEMENT

Restricted Stock/ Nontransferability	This grant is an award of Stock in the number of shares set forth on the cover sheet, at the purchase price set forth on the cover sheet, and subject to the vesting conditions described below ("Restricted Stock"). You agree to pay the purchase price for the Restricted Stock concurrent with your execution of this agreement. To the extent not yet vested, your Restricted Stock may not be transferred, assigned, pledged or hypothecated, whether by operation of law or otherwise, nor may the Restricted Stock be made subject to execution, attachment or similar process.
Issuance and Vesting	The Company will issue your Restricted Stock in your name as of the Grant Date.

Your right to the Stock under this Restricted Stock grant vests as to the number of shares of Stock indicated in the vesting schedule on the cover sheet, on each of the Vesting Dates shown on the cover sheet, provided you then continue in Service. You cannot vest in more than the number of shares covered by this grant and no additional shares of Stock will vest after your Service has terminated for any reason.
Forfeiture of Unvested Stock
In the event that your Service terminates for any reason other than your death or Disability, you will forfeit to the Company all of the shares of Stock subject to this grant that have not yet vested. In the event your Service terminated because of your death or Disability, 100% of the shares of Stock under this Restricted Stock shall become vested upon your termination of Service.
Escrow
The certificates for the Restricted Stock shall be deposited in escrow with the Secretary of the Company to be held in accordance with the provisions of this paragraph. Each deposited certificate shall be accompanied by a duly executed Assignment Separate from Certificate in the form attached hereto as Exhibit A. The deposited certificates shall remain in escrow until such time or times as the certificates are to be released or otherwise surrendered for cancellation as discussed below. Upon delivery of the certificates to the Company, you shall be issued an instrument of deposit acknowledging the number of shares of Stock delivered in escrow to the Secretary of the Company.

All regular cash dividends on the Stock (or other securities at the time held in escrow) shall be paid directly to you and shall not be held in escrow. However, in the event of any stock dividend, stock split, recapitalization or other change affecting the Company's outstanding common stock as a class effected without receipt of consideration, any new, substituted or additional securities or other property which is by reason of such transaction distributed with respect to the Stock shall be immediately delivered to the Secretary of the Company to be held in escrow hereunder, but only to the extent the Stock is at the time subject to the escrow requirements hereof.

The shares of Stock held in escrow hereunder shall be subject to the following terms and conditions relating to their release from escrow or their surrender to the Company for cancellation:

As your interest in the shares vests as described above, the certificates for such vested shares shall be released from escrow and delivered to you, at your request, in accordance with the following schedule:
• The initial release of any vested shares (or other vested assets and securities) from escrow shall be effected promptly following the first Vesting Date shown on the cover sheet.
• Subsequent release of any vested shares from escrow shall be effected promptly following each Vesting Date.
• Upon termination of your Service, any escrowed shares in which you are at the time vested shall be promptly released from escrow.

Upon your termination of Service, the escrowed certificates for such unvested shares shall be surrendered to the Company for cancellation, and you shall have no further rights with respect to such shares of Stock.
Withholding Taxes
You agree, as a condition of this grant, that you will make acceptable arrangements to pay any withholding or other taxes that may be due as a result of the vesting of Stock acquired under this grant. In the event that the Company determines that any federal, state, local or foreign tax or withholding payment is required relating to the vesting of shares arising from this grant, the Company shall have the right to require such payments from you, or withhold such amounts from other payments due to you from the Company or any Affiliate.
Section 83(b) Election
Under Section 83 of the Internal Revenue Code of 1986, as amended (the "Code"), the difference between the purchase price paid for the shares of Stock and their fair market value on the date any forfeiture restrictions applicable to such shares lapse will be reportable as ordinary income at that time. For this purpose, "forfeiture restrictions" include the forfeiture as to unvested Stock described above. You may elect to be taxed at the time the shares are acquired, rather than when such shares cease to be subject to such forfeiture restrictions, by filing an election under Section 83(b) of the Code with the Internal Revenue Service within thirty (30) days after the Grant Date. You will have to make a tax payment to the extent the purchase price is less than the fair market value of the shares on the Grant Date. No tax payment will have to be made to the extent the purchase price is at least equal to the fair market value of the shares on the Grant Date. The form for making this election is attached as Exhibit B hereto. Failure to make this filing within the thirty (30) day period will result in the recognition of ordinary income by you (in the event the fair market value of the shares as of the vesting date exceeds the purchase price) as the forfeiture restrictions lapse.

YOU ACKNOWLEDGE THAT IT IS YOUR SOLE RESPONSIBILITY, AND NOT THE COMPANY'S, TO FILE A TIMELY ELECTION UNDER SECTION 83(b), EVEN IF YOU REQUEST THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON YOUR BEHALF. YOU ARE RELYING SOLELY ON YOUR OWN ADVISORS WITH RESPECT TO THE DECISION AS TO WHETHER OR NOT TO FILE ANY 83(b) ELECTION.
Market Stand-off Agreement
In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act of 1933 (the "Securities Act"), including the Company's initial public offering, you agree not to sell, make any short sale of, loan, hypothecate, pledge, grant any option for the purchase of, or otherwise dispose or transfer for value or agree to engage in any of the foregoing transactions with respect to any shares of vested Stock without the prior written consent of the Company or its underwriters, for such period of time after the effective date of such registration statement as may be requested by the Company or the underwriters (not to exceed 180 days in length).
Retention Rights
This Agreement does not give you the right to be retained by the Company (or any Affiliate) in any capacity. The Company (and any Affiliates) reserve the right to terminate your Service at any time and for any reason.
Shareholder Rights
You have the right to vote the Restricted Stock and to receive any dividends declared or paid on such stock. Any distributions you receive as a result of any stock split, stock dividend, combination of shares or other similar transaction shall be deemed to be a part of the Restricted Stock and subject to the same conditions and restrictions applicable thereto. The Company may in its sole discretion require any dividends paid on the Restricted Stock to be reinvested in shares of Stock, which the Company may in its sole discretion deem to be a part of the shares of Restricted Stock and subject to the same conditions and restrictions applicable thereto. Except as described in the Plan, no adjustments are made for dividends or other rights if the applicable record date occurs before your stock certificate is issued.
Adjustments
In the event of a stock split, a stock dividend or a similar change in the Company stock, the number of shares covered by this grant may be adjusted pursuant to the Plan. Your Restricted Stock shall be subject to the terms of the agreement of merger, liquidation or reorganization in the event the Company is subject to such corporate activity.

Legends	All certificates representing the Stock issued in connection with this grant shall, where applicable, have endorsed thereon the following legends:

"THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND FORFEITURE PROVISIONS SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER, OR HIS OR HER PREDECESSOR IN INTEREST. A COPY OF SUCH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY AND WILL BE FURNISHED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY BY THE HOLDER OF RECORD OF THE SHARES REPRESENTED BY THIS CERTIFICATE."

"THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION OR QUALIFICATION THEREOF UNDER SUCH ACT AND SUCH APPLICABLE STATE OR OTHER JURISDICTION'S SECURITIES LAWS OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION AND QUALIFICATION IS NOT REQUIRED."
Applicable Law
This Agreement will be interpreted and enforced under the laws of the State of Maryland, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction.
The Plan	The text of the Plan is incorporated in this Agreement by reference. Certain capitalized terms used in this Agreement are defined in the Plan, and have the meaning set forth in the Plan.

This Agreement and the Plan constitute the entire understanding between you and the Company regarding this grant of Restricted Stock. Any prior agreements, commitments or negotiations concerning this grant are superseded.
Consent to Electronic Delivery
The Company may choose to deliver certain statutory materials relating to the Plan in electronic form. By accepting this grant you agree that the Company may deliver the Plan prospectus and the Company's annual report to you in an electronic format. If at any time you would prefer to receive paper copies of these documents, as you are entitled to, the Company would be pleased to provide copies. Please contact the Secretary of the Company to request paper copies of these documents.
Other Agreements
You agree, as a condition of this grant of Restricted Stock, that you will execute such document(s) as necessary to become a party to any shareholder agreement or voting trust as the Company may require.

    By signing the cover sheet of this Agreement, you agree to all of the terms and conditions described above and in the Plan.

ASSIGNMENT SEPARATE FROM CERTIFICATE

        FOR VALUE RECEIVED,                          hereby sells, assigns and transfers unto Fieldstone Investment Corporation (the "Company"),                          (                        ) shares of common stock of the Company represented by Certificate No.      herewith and does hereby irrevocable constitute and appoint                          Attorney to transfer the said stock on the books of the Company with full power of substitution in the premises.

        Dated:                         , 2003

Print Name
Signature

Spouse Consent (if applicable)

                                 (Purchaser's spouse) indicates by the execution of this Assignment his or her consent to be bound by the terms herein as to his or her interests, whether as community property or otherwise, if any, in the shares of common stock of the Company.

Signature

INSTRUCTIONS: PLEASE DO NOT FILL IN ANY BLANKS OTHER THAN THE SIGNATURE LINE.

EXHIBIT B

ELECTION UNDER SECTION 83(b) OF THE INTERNAL REVENUE CODE

        The undersigned hereby makes an election pursuant to Section 83(b) of the Internal Revenue Code with respect to the property described below and supplies the following information in accordance with the regulations promulgated thereunder:

        1.     The name, address and social security number of the undersigned:

Name:

Address:

Social Security No.:

        2.     Description of property with respect to which the election is being made:

                          shares of common stock, par value $.     per share, Fieldstone Investment Corporation, (the "Company").

        3.     The date on which the property was transferred is                              , 2003.

        4.     The taxable year to which this election relates is calendar year 2003.

        5.     Nature of restrictions to which the property is subject:

    The shares of stock are subject to the provisions of a Restricted Stock Agreement between the undersigned and the Company. The shares of stock are subject to forfeiture under the terms of the Agreement.

        6.     The fair market value of the property at the time of transfer (determined without regard to any lapse restriction) was $                         per share, for a total of $                        .

        7.     The amount paid by taxpayer for the property was $                        .

        8.     A copy of this statement has been furnished to the Company.

Dated:                         , 2003

Taxpayer's Signature
Taxpayer's Printed Name

PROCEDURES FOR MAKING ELECTION
UNDER INTERNAL REVENUE CODE SECTION 83(b)

        The following procedures must be followed with respect to the attached form for making an election under Internal Revenue Code section 83(b) in order for the election to be effective:1

        1.     You must file one copy of the completed election form with the IRS Service Center where you file your federal income tax returns within 30 days after the Grant Date of your Restricted Stock.

        2.     At the same time you file the election form with the IRS, you must also give a copy of the election form to the Secretary of the Company.

        3.     You must file another copy of the election form with your federal income tax return (generally, Form 1040) for the taxable year in which the stock is transferred to you.

1
Whether or not to make the election is your decision and may create tax consequences for you. You are advised to consult your tax advisor if you are unsure whether or not to make the election.